EXHIBIT 3.1


                                  WEB.COM, INC.
                           CERTIFICATE OF DESIGNATION,
                            RIGHTS AND PREFERENCES OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
             (Pursuant to Section302A.401 of the Minnesota Business
                                Corporation Act)

         The undersigned, Jeffrey M. Stibel and Jonathan Wilson, hereby certify that:

         1.       They  are  the  duly  elected  Chief  Executive   Officer  and
Secretary, respectively, of Web.com., Inc., a Minnesota corporation (the "CORPORATION"); and

         2. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors duly adopted the following recitals and resolutions on August 3, 2006, in accordance with the requirements of, and pursuant to Chapter 302A of the Minnesota Statutes:

                  RESOLVED,   that  there  is  hereby  designated  a  series  of
Preferred Stock to be known as Series A Junior Participating Preferred Stock having the following rights and preferences:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK") and the number of shares constituting the Series A Junior Participating Preferred Stock shall be 2,000,000 shares, par value $0.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

         Section 2.        DIVIDENDS AND DISTRIBUTIONS

                  (a) Subject to the rights of the holders of a any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, par value $0.01 (the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as defined below) then in effect, times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, and (ii) a preferential cash dividend (a "PREFERENTIAL DIVIDEND"), if any, on the first day of April, July, October and January in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a


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share of Series A Junior  Participating  Preferred Stock, in an amount per share
(rounded to the nearest cent) equal to $1.00 per share of Series A Junior Participating Preferred Stock less the per share amount of all cash dividends declared on the Series A Junior Participating Preferred Stock pursuant to clause
(i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each whole outstanding share of Series A Junior Participating Preferred Stock, a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. The dividends and distributions on the Series A Junior Participating Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and
the  second  sentence  of  this  paragraph  are   hereinafter   referred  to  as
"PARTICIPATING DIVIDENDS." As used herein, the "FORMULA NUMBER" shall be 100; provided, however, that if at any time after August 4, 2006, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise), the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after August 4, 2006 the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification, or change so that each share of Series A Junior Participating Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

                  b) The Corporation shall declare each Participating Dividend immediately prior to or at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend shall have been paid.

                  c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly


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dividend and before such  Quarterly  Dividend  Payment  Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  a) Each holder of Series A Junior Participating Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Junior Participating Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

                  b)       Except as  otherwise  provided  herein,  in any other
Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  c) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        CERTAIN RESTRICTIONS.

                  a) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid Participating Dividends and Preferential Dividends, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid or set aside for payment in full, the Corporation shall not:

                           i)       declare or pay dividends,  or make any other
distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                           ii)      declare or pay dividends,  or make any other
distributions, on the shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably


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on the Series A Junior  Participating  Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           iii)     redeem or purchase or otherwise  acquire for
consideration shares of any stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to or with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior or parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                           iv)      redeem or purchase or otherwise  acquire for
consideration shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this SECTION 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares, without designation, and may be reissued as Common Stock or as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in Articles of Incorporation, or in any other Certificate of Amendment or Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $0.01 per whole share, or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior


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Participating Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of Series A Junior Participating Preferred Stock shares are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled in each case upon such liquidation, dissolution or winding up.

         Section 7.        CONSOLIDATION, MERGER, EXCHANGE, ETC.        If   the
Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that both this SECTION 7 and SECTION 2 appear to apply to a transaction, this SECTION 7 shall control.

         Section 8.        EFFECTIVE TIME OF ADJUSTMENTS.

                  (a) Adjustments to the Series A Junior Participating Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (b) The Corporation shall give prompt written notice to each holder of a share of Series A Junior Participating Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

         Section 9.        NO   REDEMPTION.   The  shares  of  Series  A  Junior
Participating Preferred Stock shall not be redeemable.

         Section 10. RANK. Unless otherwise provided in the Articles of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series A Junior Participating Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 11. FRACTIONAL SHARES. The Series A Junior Participating Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Junior Participating Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof, or (2) to issue depository receipts evidencing such


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authorized fraction of a share of Series A Junior Participating  Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have the rights, privileges and preferences to which they are entitled as holders of the Series A Junior Participating Preferred Stock.

         Section 12. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.



         IN WITNESS WHEREOF, the undersigned declare under the laws of the State of Minnesota that the matters set forth in the foregoing certificate are true and correct to their own knowledge.

Dated as of August 4, 2006          By:      /S/ JEFFREY M. STIBEL
                                             -----------------------------------
                                             Jeffrey M. Stibel
                                             Chief Executive Officer


                                    By:      /S/ JONATHAN WILSON
                                             -----------------------------------
                                             Jonathan Wilson
                                             Secretary


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